UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2025

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 19, 2025, Herbalife Ltd. (the “Company”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended December 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Succession

On February 13, 2025, Stephan Paulo Gratziani, the Company’s current President, was appointed as the Company’s Chief Executive Officer, effective May 1, 2025 (the “Effective Date”), succeeding Michael O. Johnson, the Company’s current Chairman and Chief Executive Officer, who will concurrently transition to serve as the Company’s Executive Chairman. As of the Effective Date, Rob Levy, the Company’s current Managing Director, International, will succeed Mr. Gratziani to serve as the Company’s President – Worldwide Markets.

Notwithstanding anything in his employment agreement to the contrary, in connection with his role as Executive Chairman, beginning on the Effective Date, Mr. Johnson will have an annual salary of $740,741 and a target annual cash incentive equal to 125% of base salary (with a maximum annual cash incentive of 200% of target), subject to actual performance. In addition, Mr. Johnson will continue to be eligible for an equity incentive award in 2025 having a grant date fair value equal to $8,000,000 of which $2,666,666 is in connection with 4 months of service as Chief Executive Officer beginning from January 1, 2025 plus $5,333,334 for 12 months of service from the Effective Date as Executive Chairman (the “Johnson Equity Awards”). The Johnson Equity Awards will consist of the following: (i) 50% of the value of the Johnson Equity Awards will be granted in the form of Performance Stock Units that are subject performance-based vesting criteria (“PSUs”), (ii) 25% of the value of the Johnson Equity Awards will be granted in the form of restricted cash units (“RCUs”) and (iii) 25% of the value of the Johnson Equity Awards will be granted in the form of Stock Appreciation Rights (“SARs”). Mr. Johnson shall also continue to be entitled to personal use of private aircraft paid by the Company, subject to an annualized limit of $500,000 based on the incremental cost to the Company of such use.

The Johnson Equity Awards will vest, subject to continued service through the applicable vesting date as an employee and/or member of the Board of Directors of the Company (the “Board”), in two installments, 50% on the first anniversary of the date on which they are granted (the “Grant Date”), and 50% on the date of the Company’s Annual General Meeting of Shareholders in 2026. The SARs that are granted as part of the Johnson Equity Awards will remain outstanding for the full ten-year term unless Mr. Johnson’s employment is terminated for “cause” (as defined in the applicable award agreement). The PSU performance metrics will be the same as those for the Company’s Executive Vice Presidents, except that the vesting of the PSUs will be subject to achievement of cumulative goals set for fiscal years 2025 and 2026. Notwithstanding the foregoing, if (i) Mr. Johnson voluntarily resigns as Chief Executive Officer or Executive Chairman, as applicable, prior to the date of the Company’s Annual General Meeting of Shareholders in 2026, any unvested portion of the Johnson Equity Awards will be forfeited; (ii) Mr. Johnson is terminated as Chief Executive Officer or Executive Chairman, as applicable, without “cause” (as defined in the applicable award agreement) or is not re-elected or nominated by the Company for election to the Board, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, the Johnson Equity Awards shall accelerate based on the number of days Mr. Johnson was providing continuous service as an employee and/or member of the Board during the vesting period and, for any PSUs, the Company’s achievement with respect to the applicable performance metric(s); or (iii) Mr. Johnson is involuntarily terminated from his position as Chief Executive Officer or Executive Chairman, as applicable, within twenty-four (24) months following a “change in control” (as defined in the Plan), the Johnson Equity Awards will be subject to acceleration as provided in Section 15(c) of the Company’s Amended and Restated 2023 Stock Incentive Plan, as amended from time to time. Mr. Johnson will continue to be ineligible to participate in the Herbalife International of America, Inc. Executive Officer Severance Plan.

In connection with his role as Chief Executive Officer, beginning on the Effective Date, Mr. Gratziani will have an annual salary of $1,100,000, and a target annual cash incentive equal to 150% of base salary (with a maximum annual cash incentive of 200% of target), subject to actual performance. In addition, Mr. Gratziani will be eligible for a prorated equity incentive award for 2025 having a grant date fair value equal to $5,600,000 (the “Gratziani Equity Awards”). The Gratziani Equity Awards will consist of the following: (i) 50% of the value of the Gratziani Equity Awards will be granted in the form of PSUs, (ii) 25% of the value of the Gratziani Equity Awards will be granted in the form of RCUs and (iii) 25% of the value of the Gratziani Equity Awards will be granted in the form of SARs. The portions of the Gratziani Equity Awards granted in the form of SARs and RCUs will vest, subject to continued employment with the Company, in equal annual installments over three years from the date of grant. The portion of the Gratziani Equity Awards granted in the form of PSUs will vest based on continued employment and the satisfaction of the performance-based vesting criteria on the third anniversary of the date of grant.

Mr. Gratziani, 56, has served as the Company’s President since January 2024. Mr. Gratziani previously served as the Company’s Chief Strategy Officer from August 2023 to January 2024. Mr. Gratziani also served on the Company’s Board from April 2023 to August 2023. Prior to becoming an employee of the Company, Mr. Gratziani served as an independent Herbalife distributor for 32 years. In connection with his prior service as Chief Strategy Officer and as consideration for suspending the operation of his distributorship under the Company’s marketing plan upon accepting such position, Mr. Gratziani received $1,000,000 since January 1, 2024 pursuant to the arrangement described in the 2023 Director Compensation Table in the Company’s definitive proxy statement for the Company’s 2024 General Annual Meeting of Shareholders.

In connection with his role as President, Mr. Levy will have an annual salary of $640,000 and a target annual cash incentive equal to 80% of base salary (with a maximum annual cash incentive of 200% of target), subject to actual performance. In addition, Mr. Levy will be eligible for a prorated equity incentive award for 2025 having a grant date fair value equal to $933,333 (the “Levy Equity Awards”). The Levy Equity Awards will consist of the following: (i) 50% of the value of the Levy Equity Awards will be granted in the form of PSUs, (ii) 25% of the value of the Levy Equity Awards will be granted in the form of RCUs and (iii) 25% of the value of the Levy Equity Awards will be granted in the form of SARs. The portions of the Levy Equity Awards granted in the form of SARs and RCUs will vest, subject to continued employment with the Company, in equal annual installments over three years from the date of grant. The portion of the Levy Equity Awards granted in the form of PSUs will vest based on continued employment and the satisfaction of the performance-based vesting criteria on the third anniversary of the date of grant.

Mr. Levy, 66, has served as Managing Director, International, since May 2024. Prior his role as Managing Director, International, Mr. Levy served as Regional President of the Americas from July 2023 to May 2024, Executive Vice President, Worldwide Distributor Relations from August 2022 to June 2023, and Executive Vice President, Worldwide Distributor Affairs & Latin America from December 2019 to August 2022. From May 2018 until December 2019, Mr. Levy was the Executive Vice President of the Americas and Worldwide Distributor Affairs, from August 2017 to May 2018, the Executive Vice President of the Americas, and from December 2013 to August 2017, the Executive Vice President of APAC, China, EMEA and Worldwide Sales and Marketing. Prior to such roles, Mr. Levy held successive roles and responsibilities at the Company over various operations, sales and distributor-facing functions around the globe, having joined the Company in November 1994. Mr. Levy holds a Bachelor of Arts degree in economics from Boston University.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the leadership succession is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Company intends to reference investor slides during the Company’s earnings conference call to discuss its financial results for its fourth fiscal quarter and fiscal year ended December 31, 2024. A copy of the presentation can be accessed in the “News and Events” section on the investor relations section of the Company’s website at http://ir.herbalife.com under the heading “IR Calendar”.

The information included in this Item 7.01 and exhibit 99.2 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release by Herbalife announcing fourth fiscal quarter and fiscal year ended December 31, 2024 financial results, dated February 19, 2025
99.2	Press Release by Herbalife announcing leadership succession, dated February 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

February 19, 2025	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	Chief Legal Officer and Corporate Secretary

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